EXHIBIT 5.1

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, Massachusetts 02110-1447

July 28, 2011

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Marchex, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 1,019,103 shares (the “Shares”) of Class B Common Stock, $0.01 par value per share, of the Company, previously issued to the selling stockholders named in the Registration Statement.

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the certificate of incorporation and bylaws of the Company as amended and now in effect, proceedings of the board of directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

We are members of the Bar of the Commonwealth of Massachusetts, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America. In rendering this opinion, we assume no obligation to revise, update or supplement this opinion should the present aforementioned laws of the State of Delaware or federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein.

Sincerely,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)